UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2017

UPPERSOLUTION.COM

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-190658
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

ADDRESS

Global Gateway 8

Rue de la Perle

Providence, Mahe, Seychelles

REGISTRANT’S TEL. NO.

(315) 274-1520

Mark Kevin So

10 area 9, Luzon Ave,

Old Balara, Quezon City, Philippines

TEL NO. (315) 274-1520

 (Name, Address and Telephone Number of Person Authorized to Receive

Notice and Communications on Behalf of the Person(s) Filing Statement)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 5.01 Changes in Control of Registrant.

As of October 18, 2017, Yousef Dasuka and Mahmoud Dasuka (the “Sellers”), entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Sellers agreed to sell to Evershine Holdings Limited (the “Purchaser”), the 11,500,000 shares of common stock of the Company (the “Shares”) owned by the Sellers, constituting approximately 82.15% of the Company’s 14,000,000 issued and outstanding common shares, for $240,000. As a result of the sale there was a change of control of the Company, effective as of October 20, 2017 There is no family relationship or other relationship between the Sellers and the Purchaser.

In connection with the sale, pursuant to the Stock Purchase Agreement, the Sellers, as the Company’s Directors, agreed to (a) appoint Mark Kevin So (the “Designee”) as the sole director of the Company, and (b) submit their resignations as the directors and officers of the Company. As a result thereof, the Designee is now the sole director of the Company.

As of the date of this Form 8-K, the authorized capital stock of the Company consists of 75,000,000 shares of common stock, par value $.001 per share, of which 14,000,000 shares are issued and outstanding. Each share of common stock is entitled to one vote with respect to all matters to be acted on by the stockholders.

The information required by this Item 5.01 is incorporated herein by reference to Item 5.02, Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Stock Purchase Agreement, the Sellers resigned their positions, effective October 20, 2017. Their resignations were not the result of any dispute or disagreement with the Registrant.

The Registrant’s new director, including any additional directors appointed by the Board of Directors, will hold office until the earlier of their death, resignation or removal by stockholders, or until their successors have been duly elected and qualified.  The Registrant’s officers are elected annually by, and serve at the pleasure of, the Board of Directors.

Biographies

FORMER DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information concerning the former directors and executive officers of the Registrant, who resigned all of their positions as a result of the change of control on October 20, 2017:

Name	Position/Title	Age
Yousef Dasuka	President, Director	28

Mahmoud Dasuka	Treasurer, Secretary, Director	25

(1)	Both of these persons resigned all of their positions when the change of control was completed, on October 20, 2017.

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The following sets forth biographical information regarding the Company’s former directors and officers:

Yousef Dasuka served as our President, CEO and a Director since we were incorporated on April 20, 2013. He received an industrial engineering and management Diploma from the College Academy of Netanya, Israel in 2005 and a Director of Sales Certificate from the University of Haifa, Israel in 2006. From 2007 to 2008 he worked for DSNR Ltd, a digital marketing and business development in the internet environment, in the customer service department. From 2008 to 2010 he worked for RE - Marc advanced outsourcing solutions Ltd., who specializes in providing outsourcing services in the field of telemarketing. He was trained as a telemarketer and perform calls to customers to offer products and services. Since 2010 he has been working for HOT, a communication company in Israel that offers customers a variety of communication services, including multi-channel television, fast internet infrastructure and mobile phone service. He is a field sales representative, his duties includes working outside the office environment sourcing potential customers and maximizing the sales of the company’s products and services, cold calling an scheduling meetings with potential customers.

Mahmoud Dasuka served as our Secretary, Treasurer and a Director since we were incorporated on April 20, 2013. Since 2007 Mahmoud Dasuka has been working for a leading Israeli provider of telecommunications services (cellular, fixed-line telephony and internet services) under the orange™ brand, providing a broad range of high-standard services to over 3 million cellular customers, representing a market share of approximately 32%, with duties include attracting potential customers, suggesting information about products and services, opening customer accounts by recording account information and maintaining customer records.

CURRENT SOLE OFFICER AND DIRECTOR

Set for the below is information describing the Company’s new sole officer and director (the “Designee”):

Name and Address	Position/Title (1)	Age

Mark Kevin So 10 area 9, Luzon Ave, Old Balara, Quezon City, Philippines	Director, CEO, CFO	28

(1) The Designee named above became the Company’s sole director when completion of the change of control took effect, on October 20, 2017.

The following sets forth biographical information regarding the Company’s new sole director and officer:

Mark Kevin So has been involved in the e-commerce scene in the starting with his first job as an online marketing officer at Organica Nutraceuticals in 2009. Since then he has gone on to other positions similarly related to e-commerce such as Marketing manager with SadoTech, culminating with his last position at BIGMK Ecommerce Inc as their assistant VP of E-commerce operations since 2014. Mr. So obtained his Masters in Information Technology at AMA University, Makati, Philippines in 2014.

There is no relationship between the Sellers and the Designee. The new director and officer has no material plan, contract or arrangement (written or not written) to which he is a party, or in which he participates, that is entered into, or a material amendment, in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the Company’s knowledge, during the past ten (10) years, neither our former directors, executive officers, promoters, control persons, nor the Designee, has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

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•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

SECURITY OWNERSHIP OF FORMER BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock by (i) each stockholder known by the Company to have been the beneficial owner of more than 5% of the Company’s common stock before the change of control, and (ii) by the former directors and executive officers of the Company.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Common Stock, par value $0.001	Yousef Dasuka 153 W. Lake Mead Pkwy Henderson, NV 89105	5,750,000	41.07%
	Mahmoud Dasuka 153 W Lake Mead Pkwy Henderson, NV 89105	5,750,000	41.07%
Common Stock, par value $0.001	All Executive Officers and Directors as a Group (2 persons)	11,500,000	84.14%

(1)	The percent of class is based on 14,000,000 shares of common stock issued and outstanding as of October 20, 2017.

SECURITY OWNERSHIP OF CURRENT BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth the beneficial ownership information after the closing of the Share Purchase Agreement:

Title of Class	Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock Par value $.001	Evershine Holdings Limited (1)	11,500,000	84.14%

(1)	Evershine Holdings Limited is controlled by Mr. Paul Gonzalez, who may therefore be deemed the beneficial owner of the shares registered in the name of Evershine Holdings Limited. Mr. Mark Kevin So, the Designee, owns no shares either of the registrant or Evershine Holdings Limited.

COMPENSATION OF DIRECTORS AND OFFICERS

During the fiscal year ended May 31, 2017, no director or executive officer received any compensation from the Company.

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Corporate Governance

Board of Directors and Committees; Director Independence

We do not have standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. These functions are currently performed by the Board of Directors, which currently consists of one person. We do not have an audit committee charter or nominating committee charter.

Our Board of Directors does not currently have an expressed policy with regard to the consideration of any director candidates recommended by stockholders because the Board of Directors believes that it can adequately evaluate any such nominees on a case-by-case basis. Our Board of Directors does not currently have any formal minimum criteria for nominees. We have not received any recommendations for director nominees from any stockholders.

Neither of the former directors, nor the Designee following the change of control, are “independent” directors under the Nasdaq Marketplace Rules.

Board Meetings

During the Company’s fiscal year ended May 31, 2017, our Board of Directors did not hold any meetings and took no actions by written consent. We have not yet established a policy with respect to board member’s attendance at annual meetings.

Stockholder Communications

Our Board of Directors does not currently have a process for our stockholders to send communications to the Board of Directors. Following the change of control of the Board of Directors, our stockholders can send communications to the new Board of Directors by writing to Mr. Mark Kevin So, 10 area 9, Luzon Ave, Old Balara, Quezon City, Philippines.

No current or prior officer or director has received any remuneration or compensation from the Company in the past two years, nor has any member of the Company’s management been granted any option or stock appreciation right. Accordingly, no tables relating to such items have been included within this Item. None of our employees are subject to a written employment agreement nor has any officer received a cash salary since our founding.

Compensation of Directors

There are no agreements to compensate directors for their services.

We have not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our employees.

Termination of Employment and Change of Control Arrangement

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any former employees, officers or directors which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of such person’s employment with the Company, or any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the ownership of the Company’s securities, neither the former directors and officers, nor the Designee, nor any member of the immediate family of such person, have, to the knowledge of the Company, had a material interest, direct or indirect, during the two fiscal years ended May 31, 2017 and 2016, in any transaction or proposed transaction which may materially affect the Company

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Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Agreement for Purchase of Common Stock dated as of October 20, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPPERSOLUTION.COM
(Registrant)
Date: November ___, 2017

/s/ Mark Kevin So
Mark Kevin So, CEO

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